                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ESOFT, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)


                                   84-0938960
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)


        295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021
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               (Address of Principal Executive Offices) (Zip Code)


                        2000 Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                                  Jeffrey Finn
                      President and Chief Executive Officer
                                   eSoft, Inc.
                      295 Interlocken Boulevard, Suite 500
                           Broomfield, Colorado 80021
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 (303) 444-1600
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:

                               Wendy W. Tuey, Esq.
                               Cooley Godward LLP
                        2595 Canyon Boulevard, Suite 250
                             Boulder, Colorado 80302
                                 (303) 546-4000

                         CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum         Proposed Maximum
Title of Securities      Amount to be         Offering Price          Aggregate Offering           Amount of
 to be Registered         Registered           Per Share (1)                Price              Registration Fee
-------------------      ------------        ----------------         ------------------       ----------------
Common Stock ($.01
par value per share)       1,244,592            $1.71095                 $2,129,434.68             $562.17


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of our common stock on November 30, 2000, as reported on the Nasdaq National Market.


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

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) Our latest annual report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of our Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                            DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws and Certificate of Incorporation provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

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

corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Additionally, the Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for any transaction from which the director derived an improper personal benefit.

                       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                    EXHIBITS

Exhibit Number      Description
--------------      -----------
 5.1                Opinion of Cooley Godward LLP.
23.1                Consent of BDO Seidman, LLP.
23.2                Consent of Cooley Godward LLP (included in Exhibit 5.1).
24                  Power of Attorney (included on Pages 6 and 7).
99.1                2000 Employee Stock Purchase Plan.


                                  UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 5th day of December, 2000.


                                       ESOFT, INC.


                                       By: /s/ Jeffrey Finn
                                           ----------------------------
                                           Jeffrey Finn
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Finn and Amy Beth Hansman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                    Title                             Date
      ---------                    -----                             ----

/s/ Jeffrey Finn         President, Chief Executive           December 5, 2000
--------------------     Officer and Director (Principal
Jeffrey Finn             Executive Officer)


/s/ Amy Beth Hansman     Chief Accounting Officer             December 5, 2000
--------------------     (Principal Financial and
Amy Beth Hansman         Accounting Officer)


/s/ Richard Eyestone     Director                             December 5, 2000
--------------------
Richard Eyestone


                         Director                             December ___, 2000
--------------------
Frederick Frank


/s/ Richard Rice         Director                             December 5, 2000
--------------------
Richard Rice


/s/ James DeSorrento     Director                             December 5, 2000
--------------------
James DeSorrento

                                  EXHIBIT INDEX

 5.1           Opinion of Cooley Godward LLP.

23.1           Consent of BDO Seidman, LLP.

23.2           Consent of Cooley Godward LLP (included in Exhibit 5.1).

24             Power of Attorney (included on Page 6).

99.1           2000 Employee Stock Purchase Plan.


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